EXHIBIT 99.1

For Immediate Release

For more information:

Rick Russo Chief Financial Officer Captiva Software Corporation (858) 320-1000 rrusso@captivasoftware.com	Charles Messman Todd Kehrli MKR Group, LLC (626) 395-9500 charles@mkr-group.com todd@mkr-group.com

CAPTIVA REPORTS RECORD QUARTERLY REVENUES

Q2 Revenues Up 18% and

Pro Forma Q2 Net Income Doubles Over Prior Year

SAN DIEGO, CA, July 29, 2003—Captiva Software Corporation (NASDAQ: CPTV), a leading provider of input management solutions, today announced results for the quarter ended June 30, 2003. Revenues increased to a record $13.9 million, an increase of 18% on a pro forma basis compared to the second quarter of 2002. Diluted earnings per share increased to $0.06, an increase of 100% on a pro forma basis, compared to the second quarter of 2002. Revenues for the six months ended June 30, 2003 were $26.5 million, an increase of 12% on a pro forma basis compared to the six months ended June 30, 2002. Pro forma diluted earnings per share for the six months ended June 30, 2003 increased to $0.10 per share compared to $0.06 per share in the six months ended June 30, 2002. GAAP earnings for the three and six months ended June 30, 2003 were $0.03 and $0.04 per share on a diluted basis, respectively. During the three months ended June 30, 2003 the company’s cash position increased to $9.2 million from $8.1 million at March 31, 2003.

In light of the July 2002 merger of ActionPoint and Captiva, this release includes pro forma statements of operations to enable the reader to more fairly compare current and prior period results by including the historical results for both companies as if the merger had been

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completed in the comparable period and by excluding certain costs arising from the merger and the 2002 gain from the sale of the Dialog Server assets.

Second Quarter Highlights:

•	Revenues increased to a record $13.9 million, up 18% on a pro forma basis from Q2 2002.

•	Pro forma EPS doubled to $0.06 on a diluted basis, up from $0.03 for Q2 2002.

•	Cash increased to $9.2 million, up from $8.1 million at March 31, 2003.

•	48 new customers were acquired, including Carnival Cruise Lines, Cleary Gottlieb Steen & Hamilton, New Jersey Department of State, Nokia, and PETCO.

•	OpenText signed an agreement to resell Captiva products.

•	The Digital Mailroom was introduced at the AIIM 2003 Conference & Exposition and received awards from eDoc and Transform magazines.

•	Captiva’s President and CEO, Reynolds C. Bish, was named San Diego’s Software Entrepreneur Of The Year by Ernst & Young, LLP.

•	The company was named as one of the “Top 100 Companies in Healthcare IT” by Healthcare Informatics Magazine.

“We are very pleased with our second quarter performance,” said Reynolds C. Bish, Captiva’s President and CEO. “Despite continuing challenges in the technology sales environment, we were able to increase our quarterly revenues to record highs and grow our software revenues by $1.0 million from the first quarter level. We also doubled our pro forma EPS on a year-over-year basis and increased cash by over $1.0 million from the first quarter. This quarter was also successful from a product marketing standpoint, as we launched InputAccel Express, new 5.0 versions of our flagship InputAccel and FormWare input management products and introduced the Digital Mailroom product at AIIM, which swept the conference awards.”

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“Having exceeded the high end of our second quarter revenue and earnings guidance, we are now confident about achieving our previously stated revenue and earnings goals for the year, and have decided to adjust our revenue goals upward to the range of $54 to $55 million to accommodate the higher than expected sales of digital scanners,” added Mr. Bish. “Despite seasonal softness, we expect revenues for the third quarter of 2003 to be in the range of $13.9 to $14.3 million, and pro forma diluted earnings per share to be in the range of $0.06 to $0.08. Including $0.5 million amortization of intangibles, we expect GAAP diluted earnings per share to be between $0.03 and $0.05.”

The merger of ActionPoint, Inc. and “old” Captiva was effective July 31, 2002. Although ActionPoint is the surviving reporting entity, the combined company was renamed Captiva Software Corporation. Due to the application of purchase accounting to record the merger, the “old” Captiva financial results prior to the merger date are not included in the GAAP presentation of the results of operations. Accordingly, in order to assist in making comparisons of current and prior period results, both pro forma and GAAP financial information is presented below.

Pro Forma Results

The results of operations on a pro forma basis for the three and six months ended June 30, 2003 exclude amortization costs arising from the merger and the 2002 gain from the sale of the Dialog Server assets. For a detailed reconciliation of the pro forma results to the GAAP results, see the footnotes accompanying the pro forma statements of operations provided below.

Revenues for the second quarter of 2003 were $13.9 million, an increase of 18% compared to pro forma revenues of $11.7 million for the second quarter of 2002. Revenues for the six months ended June 30, 2003 were $26.5 million, an increase of 12% compared to pro forma revenues of $23.6 million for the six months ended June 30, 2002.

CAPTIVA REPORTS RECORD QUARTERLY REVENUES/Page 4

Pro forma operating income for the second quarter of 2003 increased to $1.0 million, compared to pro forma operating income of $0.5 million for the second quarter of 2002. Pro forma operating income for the six months ended June 30, 2003 increased to $1.6 million, compared to pro forma operating income of $0.8 million for the six months ended June 30, 2002. Pro forma net income for the second quarter of 2003 increased to $0.6 million, or $0.06 per diluted share, compared to pro forma net income of $0.3 million or $0.03 per share for the second quarter of 2002. Pro forma net income for the six months ended June 30, 2003 increased to $1.0 million, or $0.10 per diluted share, compared to pro forma net income of $0.5 million or $0.06 per share for the six months ended June 30, 2002.

GAAP Results

Revenues for the second quarter of 2003 were $13.9 million, an increase of 143% compared to $5.7 million for the second quarter of 2002. Revenues for the six months ended June 30, 2003 were $26.5 million, an increase of 130% compared to $11.5 million for the six months ended June 30, 2002.

Operating income for the second quarter of 2003 was $0.5 million, compared to operating income of $0.1 million for the second quarter of 2002. Operating income for the six months ended June 30, 2003 was $0.6 million, compared to operating income of $0.1 million for the six months ended June 30, 2002. Net income was $0.3 million, or $0.03 per share in the second quarter of 2003, compared to $0.8 million, or $0.18 per share in the second quarter of 2002. Net income was $0.4 million, or $0.04 per share, in the six months ended June 30, 2003, compared to $0.8 million, or $0.18 per share, in the six months ended June 30, 2002.

Net income in the second quarter of 2002 and in the six months ended June 30, 2002 included $0.6 million of gain on the sale of the Dialog Server assets. The company sold its Dialog Server product line to Chordiant Software, Inc. in May 2001. A portion of the total proceeds, $0.6 million, remained in escrow for one year following the closing date. The

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company received the $0.6 million of escrow funds in May 2002 and recognized this amount as other income in the quarter ended June 30, 2002.

Cash and cash equivalents totaled $9.2 million at June 30, 2003 compared to $8.1 million at March 31, 2003 and $7.5 million at December 31, 2002. The increase in cash during the three and six months ended June 30, 2003 is attributable to operating income, after excluding non-cash expenses, proceeds received from stock option exercises and reduced days sales outstanding of accounts receivable.

Corporate Conference Call

Captiva management will host a conference call today, July 29, 2003 at 1:30 p.m. PST (4:30 p.m. EST) to review the second quarter financial results and other corporate events. Reynolds C. Bish, President and CEO, and Rick Russo, CFO, will be on-line to discuss these results and other corporate events, followed by a Q & A session.

The call can be accessed by dialing 800-365-2845 and giving the company name, “Captiva.” Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following two business days by dialing 800-642-1687 and entering the following pass code: 1625474. Also, an instant replay of the conference call will be available over the Internet at http://www.captivasoftware.com in the Investor Relations area of the site or by going to http://www.mkr-group.com.

About Captiva

Captiva Software Corporation (NASDAQ: CPTV) is a leading provider of input management solutions. Since 1989, the company’s award-winning products have been used to manage business critical information from paper, faxed and scanned forms and documents, Internet forms and XML data streams into the enterprise in a more accurate, timely and cost-effective manner. These products automate the processing of billions of forms and documents

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annually, converting their contents into information that is usable in database, document, content and other information management systems. Captiva’s technology serves thousands of users in insurance, financial services, government, business process outsourcing, direct marketing and other markets. For more information, visit www.captivasoftware.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Captiva. All statements in this press release that are not strictly historical are forward-looking statements. Forward-looking statements relating to expectations about future events or results are based upon information available to Captiva as of today’s date. Captiva assumes no obligation to update any of these statements. The forward-looking statements are not guarantees of the future performance of Captiva and actual results may vary materially from the results and expectations discussed. The revenues and earnings of Captiva and its ability to achieve planned business objectives are subject to a number of factors that make estimation of future operating results uncertain. These factors include increased competition; risks associated with new product strategies and the evolving and varying demand for software products; risks related to the integration of Captiva’s merged businesses; the ability of Captiva to expand its operations; risks relating to litigation, including litigation over intellectual property rights; general technological and economic factors; and the other risks detailed from time to time in each of Captiva’s periodic reports and other documents filed with the Securities and Exchange Commission, including, but not limited to, Captiva’s report on Form 10-K for the fiscal year ended December 31, 2002, quarterly reports on Form 10-Q and current reports on Form 8-K.

-financial statements to follow-

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Captiva Software Corporation

Pro Forma Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues
Software	$6,779	$6,390	$12,360	$12,772
Services	5,199	5,103	10,897	10,223
Hardware and other	1,904	229	3,229	619

	13,882	11,722	26,486	23,614
Cost of revenues
Software	740	443	1,140	886
Services	2,527	2,483	5,038	4,966
Hardware and other	1,521	146	2,641	468

	4,788	3,072	8,819	6,320

Gross profit	9,094	8,650	17,667	17,294

Operating expenses:
Research and development	2,114	1,967	4,225	3,794
Sales, general & administrative	5,968	6,185	11,806	12,653

Total operating expenses	8,082	8,152	16,031	16,447

Income from operations	1,012	498	1,636	847
Other income (expense), net	14	(8)	7	(30)

Income before income taxes	1,026	490	1,643	817
Provision for income taxes	410	196	657	327

Net income	$616	$294	$986	$490

Basic net income per share	$0.07	$0.03	$0.11	$0.06
Diluted net income per share	$0.06	$0.03	$0.10	$0.06
Basic common stock equivalents	9,011	8,769	8,936	8,769
Diluted common stock equivalents	10,347	8,814	9,820	8,819

The above Pro Forma Statements of Operations are not a presentation in accordance with generally accepted accounting principles as they exclude the effects of the following:

(1)	The three and six months ended June 30, 2003 exclude amortization of purchased intangibles of $0.5 million and $1.0 million, respectively. The six months ended June 30, 2003 excludes recovery of merger costs of $44,000.

(2)	The three and six months ended June 30, 2002 include three and six months of operating results of the old Captiva business, respectively, that are excluded under generally accepted accounting principles. Those old Captiva results are as follows for the three and six months ended June 30, 2002, respectively: $6.0 million and $12.1 million of revenue, $2.0 million and $4.2 million of cost of revenue, $0.8 million and $1.6 million of research and development, $2.8 million and $5.7 million of sales, general and administrative costs and

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$35,000 and $70,000 of interest expense. The resulting income is taxed at a 40% rate. Merger costs of $0.3 million and $0.6 million for the three and six months ended June 30, 2002, respectively, gain on sale of Dialog Server assets of $0.6 million for the three and six months ended June 30, 2002, and interest expense of $0.1 million and $0.4 million, for the three and six months ended June 30, 2002, respectively, related to debt converted at the merger, are excluded from these results. For the three and six months ended June 30, 2002 the number of shares used to calculate basic and diluted net income per share have been calculated as if the shares issued in conjunction with the acquisition were issued at the beginning of the period presented.

The pro forma data is presented for informational purposes only to assist in making comparisons of Captiva’s results on a combined basis and should not be considered as a substitute for the historical financial data presented in accordance with generally accepted accounting principles.

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Captiva Software Corporation

GAAP Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues
Software	$6,779	$3,671	$12,360	$7,371
Services	5,199	2,037	10,897	4,129
Hardware and other	1,904	—	3,229	—

	13,882	5,708	26,486	11,500
Cost of revenues
Software	740	263	1,140	481
Services	2,527	837	5,038	1,685
Hardware and other	1,521	—	2,641	—
Amortization of purchased intangibles	524	—	1,048	—

	5,312	1,100	9,867	2,166

Gross profit	8,570	4,608	16,619	9,334

Operating expenses:
Research and development	2,114	1,149	4,225	2,234
Sales, general & administrative	5,968	3,350	11,806	6,987
Merger costs	—	—	(44)	—

Total operating expenses	8,082	4,499	15,987	9,221

Income from operations	488	109	632	113
Other income, net	14	681	7	694

Income before income taxes	502	790	639	807
Provision for income taxes	201	—	256	—

Net income	$301	$790	$383	$807

Basic and diluted net income per share	$0.03	$0.18	$0.04	$0.18
Basic common stock equivalents	9,011	4,375	8,936	4,375
Diluted common stock equivalents	10,347	4,420	9,820	4,425

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Balance Sheets

(unaudited, in thousands)

	Jun. 30, 2003	Dec. 31, 2002
Assets
Current assets:
Cash and equivalents	$9,225	$7,453
Accounts receivable	10,309	11,764
Other current assets	3,699	2,564

Total current assets	23,233	21,781
Property and equipment, net	915	1,014
Other assets	386	402
Purchased intangibles, net	10,892	11,939

	$35,426	$35,136

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accruals	$8,062	$8,052
Line of credit	1,800	2,145
Deferred revenue	10,085	10,371

Total current liabilities	19,947	20,568
Deferred revenue – LT	736	956
Other liabilities – LT	419	521
Total stockholders’ equity	14,324	13,091

	$35,426	$35,136